                                                                   EXHIBIT 10(c)


                                SECOND AMENDMENT
          TO FIFTH AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT

     Second Amendment dated as of December 31, 1999 to Fifth Amended and Restated Multicurrency Credit Agreement (the "Amendment"), by and among KOLLMORGEN CORPORATION, a New York corporation (the "Company"), PMI MOTION TECHNOLOGIES GmbH, a German limited liability company ("PMI GmbH"), BANKBOSTON, N.A. and the other lending institutions listed on Schedule 1 to the Credit
                                                  ----------
Agreement (as hereinafter defined) (collectively, the "Banks"), ABN AMRO Bank, N.V., as the fronting bank (the "Fronting Bank") and BANKBOSTON, N.A., as agent for the Banks and the Fronting Bank (in such capacity, the "Agent"), amending certain provisions of the Fifth Amended and Restated Multicurrency Credit Agreement dated as of September 30, 1997 (as amended and in effect from time to time, the "Credit Agreement") by and among the Company, PMI GmbH, the Banks, the Fronting Bank and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

     WHEREAS, the Company, PMI GmbH, the Fronting Bank, and the Banks have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Amendment;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     (S)1.  Amendment to (S)1 of the Credit Agreement.  Section 1.1 of the
            --------- -- ---- -- --------------------
Credit Agreement is hereby amended as follows:

     (a) the definition of "Applicable Margin" is hereby amended by deleting such definition in its entirety and substituting in place thereof the following definition:

          Applicable Margin.  For each period commencing on an Adjustment Date
          -----------------
     through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Company's Leverage Ratio, as determined for the fiscal period of the Company ending immediately prior to the applicable Rate Adjustment Period.


------------------------------------------------------------------------------------------------------------------------------
                                                   Base Rate         Eurodollar and                             Letter of
    Tier          Leverage Ratio                     Loans         Eurocurrency Rate       Commitment Fees     Credit Fees
                                                                         Loans
==============================================================================================================================
    1         Less than 2.00:1.00                      0%                   0.75%                .250%           0.75%
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                                   Base Rate         Eurodollar and                             Letter of
    Tier          Levarage Ratio                     Loans         Eurocurrency Rate       Commitment Fees     Credit Fees
                                                                          Loans
==============================================================================================================================
------------------------------------------------------------------------------------------------------------------------------
    2         Less than 2.50:1.00 but greater
              than or equal to 2.00:1.00               0%                   1.00%                .250%           1.00%

------------------------------------------------------------------------------------------------------------------------------
    3         Less than 3.00:1.00 but greater
              than or equal to 2.50:100                0%                   1.25%                .375%           1.25%

------------------------------------------------------------------------------------------------------------------------------
    4         Less than 3.25:1.00 but greater
              than or equal to 3.00:100              .25%                   1.50%                .375%           1.50%

------------------------------------------------------------------------------------------------------------------------------
    5         Less than 3.75:1.00 but greater        .50%                   1.75%                .500%           1.75%
              than or equal to 3.25:1.00

------------------------------------------------------------------------------------------------------------------------------
    6         Less than 4.25:.100 but greater        1.00%                  2.25%                .500%           2.25%
              than or equal to 3.75:1.00
------------------------------------------------------------------------------------------------------------------------------
    7         Less than 4.75:1.00 but greater        1.50%                  2.75%                .500%           2.75%
              than or equal to 4.25:1.00
------------------------------------------------------------------------------------------------------------------------------
    8         Greater than or equal to 4.75:1.00     2.00%                  3.25%                .500%           3.25%
------------------------------------------------------------------------------------------------------------------------------

          Notwithstanding the foregoing, (a) for Loans outstanding and the commitment fee and Letter of Credit fees payable during the period commencing on January 1, 2000 through the date immediately preceding the first Adjustment Date to occur after the fiscal quarter ending March 31, 2000, the Applicable Margin shall be the applicable margin set forth in Tier 6 and (b) if the Company fails to deliver any Compliance Certificate pursuant to (S)9.4(c) hereof then, for the period commencing on the Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

     (b) the definition of "Consolidated Debt Service" is hereby amended by inserting immediately at the end of the text of such definition the words "provided, however, when calculating Consolidated Debt Service for any period in
 --------  -------
which a Permitted Acquisition has occurred, the calculation of Consolidated Debt Service shall be made on a Pro Forma Basis".

     (c) the definition of "Consolidated Net Income" is hereby amended by inserting immediately after the words "extraordinary gains" the words "or losses".

     (d) the definitions of "Guarantors" and "Guaranty" are each hereby amended by deleting such definitions in their entirety and restating them as follows:

          Guarantors.  Collectively, all Domestic Subsidiaries of the Company.
          ----------
     As of December 31, 1999 the Guarantors shall be KODC, Proto-Power, Kollmorgen Securities Corporation, Kollmorgen Magnedyne Corporation and Kollmorgen International LLC.

          Guaranty.  The Guaranty, dated or to be dated on or prior to December
          --------
     31, 1999, made by the Guarantors in favor of the Banks and the Agent pursuant to which such Guarantors guarantee to the Banks and the Agent the payment and performance of the Obligations and in form and substance satisfactory to the Agent.

     (e) the definition of "Leverage Ratio" is hereby amended by inserting immediately at the end of the text of such definition the words "provided,
                                                                 --------
however, when calculating the Leverage Ratio for any period in which a Permitted
-------
Acquisition has occurred, the calculation of the Leverage Ratio shall be made on a Pro Forma Basis".

     (f) the definition of "Loan Documents" is hereby amended by deleting the words "the Guaranty" which appears in such definition and substituting in place thereof the words "the Security Documents"

     (g) Section 1.1 of the Credit Agreement is further amended by inserting the following definitions in the appropriate alphabetical order:

          Collateral. All of the property, rights and interests of the Company
          ----------
     and its Domestic Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

          Perfection Certificates. The Perfection Certificates as defined in the
          -----------------------
     Security Agreements.

          Permitted Acquisition.  See (S)10.5(a).
          ---------------------

          Pro Forma Basis.  Following a Permitted Acquisition, the Consolidated
          ---------------
     Debt Service and EBITDA for the fiscal quarter in which such Permitted Acquisition occurred and each of the three fiscal quarters immediately following such Permitted Acquisition being calculated with reference to the audited historical financial results of the Person so acquired (or, to the extent such financial results are unaudited, such unaudited results shall have been prepared in a manner which is reasonably acceptable to the Agent) and the Company and its Subsidiaries for the applicable Test Period after giving effect on a pro forma basis to such Permitted Acquisition and assuming that such Permitted Acquisition had been consummated at the beginning of such Test Period in the manner described in (i), (ii) and
     (iii) below:

               (i) all Indebtedness (whether under this Credit Agreement or otherwise) and any other balance sheet adjustments incurred or made in connection with the Permitted Acquisition shall be deemed to have been incurred or made on the first day of the Test Period, and all Indebtedness of the Person acquired or to be acquired in such Permitted Acquisition which was or will have been repaid in connection with the consummation of the Permitted Acquisition shall be deemed to have been repaid concurrently with the incurrence of the Indebtedness incurred in connection with the Permitted Acquisition;

               (ii) all Indebtedness assumed to have been incurred pursuant to the preceding clause (i) shall be deemed to have borne interest at the sum of (a) the arithmetic average of (x) the Eurocurrency Rate for Eurocurrency Rate Loans having an Interest Period of one month in effect on the first day of the Test Period and (y) the Eurocurrency Rate for Eurocurrency Rate Loans having an Interest Period of one month in effect on the last day of the Test Period plus (b) the
                                                             ----
          Applicable Margin for Revolving Credit Loans then in effect (after giving effect to the Permitted Acquisition on a Pro Forma Basis); and
                                                          ---------

               (iii) other reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition as may be approved by the Agent in writing (which approval shall not be unreasonably withheld) shall be deemed to have been realized on the first day of the Test Period.


          Security Agreements. The several Security Agreements, dated or to be
          -------------------
     dated on or prior to December 31, 1999, between the Company and its Domestic Subsidiaries and the Agent and in form and substance satisfactory to the Agent.

          Security Documents.  The Guaranty, the Security Agreements, the Stock
          ------------------
     Pledge Agreements and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

          Acquisition.  The acquisition by the Company or any Subsidiary of the
          -----------
     capital stock or certain assets of                 , on terms and
     conditions acceptable to the Agent.

          Stock Pledge Agreements. Collectively, (a) the Stock Pledge Agreement,
          -----------------------
     dated or to be dated on or prior to December 31, 1999 between the Company and the Agent and in form and substance satisfactory to the Agent; (b) the Pledge Agreement, dated or to be dated on or prior to December 31, 1999 between the Company, and the Agent, and in form and substance satisfactory to the Agent; (c) the Stock Pledge Agreement, dated or to be dated on or prior to December 31, 1999 between KODC and the Agent and in form and substance satisfactory to the Agent; and (d) the various pledge agreements between KODC and the Agent as to the capital stock of Kollmorgen Artus and PMI, each dated or to be dated on or prior to February 29, 2000, and in form and substance satisfactory to the Agent.

          Test Period.  The period of all fiscal quarters (and any portion of a
          -----------
     fiscal quarter) being tested in any covenant calculation period prior to the date of such Permitted Acquisition as set forth in the definition of Pro Forma Basis.

     (S)2.  Amendment to (S)7 of the Credit Agreement.  Section 7 of the Credit
            --------- -- ---- -- --------------------
Agreement is hereby amended by inserting immediately after the text of (S)7.8 the following:
            7.8  Security of Company. The Obligations shall be secured by a
                 -------------------
     perfected first priority security interest (subject only to Permitted Liens entitled to priority hereunder or under applicable law) in all of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party.

            7.9 Guaranties and Security of Subsidiaries. The Obligations shall
                ---------------------------------------
     also be guaranteed pursuant to the terms of the Guaranty. The obligations of the Domestic Subsidiaries under the Guaranty shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to prioity hereunder or under applicable law) in all of the assets of each such Subsidiary, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Subsidiary is a party.


     (S)3.  Amendment to (S)8 of the Credit Agreement.  Section 8 of the Credit
            --------- -- ---- -- --------------------
Agreement is hereby amended by inserting immediately after the text of (S)8.22 the following:

            8.23 Perfection of Security Interest. All filings, assignments,
                 -------------------------------
          pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Company or a Subsidiary of the Company party to one of the Security Agreements is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.


     (S)4.  Amendment to (S)9 of the Credit Agreement.  Section 9 of the Credit
            --------- -- ---- -- --------------------
Agreement is hereby amended as follows:

     (a)  Section 9.4 of the Credit Agreement is hereby amended by deleting
(S)9.4(d) of the Credit Agreement in its entirety and substituting in place thereof the following:

          (d) (i) as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year of the Company, unaudited monthly consolidated income statement and balance sheet of the Borrower and its Subsidiaries for such month and, to the extent prepared by the Company, the unaudited monthly income statement and balance sheet of the Borrower and its Subsidiaries for such month, each prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial condition of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments); and
     (ii)contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the shareholders of the Company; and

     (b) Section 9.5 of the Credit Agreement is hereby amended by inserting immediately after the text of (S)9.5(c) the following:

          (d)  Notification of Claims against Collateral.  The Company will,
               -----------------------------------------
     immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

     (S)5.  Amendment to (S)10 of the Credit Agreement.  Section 10 of the
            --------- -- ----- -- --------------------
Credit Agreement is hereby amended as follows:

     (a) Section 10.1(o) of the Credit Agreement is hereby amended by inserting immediately after the end of the text thereof the word "and";

     (b) Section 10.1 of the Credit Agreement is hereby amended by inserting the following immediately after (S)10.1(o):

          (p) Indebtedness incurred in connection with the Acquisition, provided
                                                                        --------
     that the aggregate principal amount of such Indebtedness shall not exceed the aggregate amount of the Dollar equivalent of $10,000,000.

     (c) Section 10.2(vii) of the Credit Agreement is hereby amended by inserting immediately after the words "Schedule 10.2 hereto" the words "and liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents"; and

     (d) Section 10.2(viii) of the Credit Agreement is hereby amended by deleting the reference "(S)11.0(h)" which appears in (S)10.2(viii) and substituting in place thereof the reference (S)10.1(h) and 10.1(p)".

     (e) Section 10.3(i) of the Credit Agreement is hereby amended by deleting the text of (S)10.3(i) in its entirety and restating it as follows:

          (i) so long as no Default or Event of Default has occurred and is continuing or would exist as a result thereof, Investments (i) by the Company made pursuant to the Company's investment guidelines as in effect on the Closing Date and attached hereto as Schedule 10.1(i); and
                                                       ----------------
     (ii) by the Company or any Subsidiary consisting of the purchase by the Company or such Subsidiary of the capital stock of any Person to the extent such a purchase is a Permitted Acquisition otherwise permitted by
     (S)10.5.1. hereof; and

     (f) Section 10.3 of the Credit Agreement is further amended by deleting the amount "$2,000,000" which appears in (S)10.3(j) and substituting in place thereof the amount "$3,000,000".

     (g) Section 10.5(a)(iv)(1) of the Credit Agreement is hereby amended by deleting the text of (S)10.5(a)(iv)(1) in its entirety and restating it as follows:

     (1) the Company has provided the Agent with five (5) Business Days prior written notice of such Permitted Acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition, together with historical financial statements of the Person to be acquired and any and all additional financial information and due diligence information as the Agent or any Bank may reasonably request (with the Agent agreeing to send copies of such information to the Banks) and, as to the Acquisition, the Company shall have provided the Agent and each of the Banks, five (5) Business Days prior to the consummation of such Acquisition, copies of the acquisition documents pertaining thereto (or the most recent draft of such documents as exist at such time, with supplements of revised drafts as they become available)

     (h) Section 10.5(a)(iv)(6) of the Credit Agreement is hereby amended by inserting immediately after the words "on a pro forma basis" the words "(taking into account the projected future performance of the Company and its Subsidiaries after giving effect to such acquisition)"; and

     (i) Section 10.5(a) is further amended by inserting immediately at the end of (S)10.5(a) the sentence "Notwithstanding anything to the contrary contained in (S)10.5(a)(iv)(7), the aggregate purchase price for the Acquisition shall not exceed the Dollar equivalent of $14,000,000 and not more than $5,500,000 of such purchase price shall be payable within the first year of consummating such acquisition".

     (S)6.  Amendment to (S)11 of the Credit Agreement.  Section 11.4 of the
            --------- -- ----- -- --------------------
Credit Agreement is hereby amended by deleting (S)11.4 in its entirety and restating it as follows:

          11.4. Consolidated Total Funded Indebtedness to EBITDA. The Borrowers
                ------------------------------------------------
     will not at any time during any period described in the table set forth below permit the Leverage Ratio to be greater than the ratio appearing opposite such period in such table:

                 Period                                           Ratio
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
December 31, 1999 - March 30, 2000                                      4.50:1.00
---------------------------------------------------------------------------------
March 31, 2000 - June 29, 2000                                          5.25:1.00
---------------------------------------------------------------------------------
June 30, 2000 - September 29, 2000                                      4.50:1.00
---------------------------------------------------------------------------------
September 30, 2000 - December 30, 2000                                  4.00:1.00
---------------------------------------------------------------------------------
December 31, 2000 and at any time thereafter                            3.50:1.00
---------------------------------------------------------------------------------

     (S)7. Amendment to (S)14 of the Credit Agreement. Section 14 of the Credit
           ------------------------------------------
Agreement is hereby amended as follows:

     (a)  Section 14.1(k) of the Credit Agreement is hereby amended by deleting
(S)14.1(k) in its entirety and restating it as follows:

          (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Company or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

     (b) Section 14.4 of the Credit Agreement is hereby amended by deleting words "any enforcement of remedies hereunder" and substituting in place thereof the words "the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral,"

     (S)8.  Conditions to Effectiveness.  This Amendment shall not become
            ---------------------------
effective until the Agent receives the following:

     (a) a counterpart of this Amendment executed by the Company, PMI GmbH, the Agent, the Fronting Bank and the Majority Banks;

     (b) a counterpart of each of the Security Documents, executed by the Company, the applicable Domestic Subsidiary and the Agent;

     (c) evidence that all appropriate corporate action has been taken to consummate the transactions contemplated hereby;

     (d) legal opinion from counsel to the Company in form and substance satisfactory to the Agent; and

     (e) payment by the Company to the Agent for the pro rata accounts of the Banks an amendment fee of $125,000.

     (S)9.  Representations and Warranties.  Each of the Company and PMI GmbH
            ------------------------------
hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in (S)8 of the Credit Agreement (except to the extent of changes resulting from matters contemplated or permitted by the Credit Agreement and the other Loan Documents, changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), provided, that all references therein to the Credit Agreement shall refer
       --------
to such Credit Agreement as amended hereby. In addition, each of the Company and PMI GmbH hereby represents and warrants that the execution and delivery by the Company and PMI GmbH of this Amendment and the performance by the Company and PMI GmbH of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of the Company and PMI GmbH and have been duly authorized by all necessary corporate action on the part of the Company and PMI GmbH.

     (S)10.  Ratification, Etc.  Except as expressly amended hereby, the Credit
             ------------  ---
Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Guarantees, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement, the Loan Documents or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

     (S)11.  No Waiver.  Nothing contained herein shall constitute a waiver of,
             ---------
impair or otherwise affect any Obligations, any other obligation of the Borrowers or any rights of the Agent or the Banks consequent thereon.

     (S)12.  Counterparts.  This Amendment may be executed in one or more
             ------------
counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     (S)13.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED
             -------------
IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.

                        KOLLMORGEN CORPORATION


                        By:
                           ------------------------------------
                        Name:
                        Title:

                        PMI MOTION TECHNOLOGIES GmbH


                        By:
                           ------------------------------------
                        Name:
                        Title:

                        BANKBOSTON, N.A., individually and as Agent


                        By:
                           ------------------------------------
                        Name:
                        Title:

                        ABN AMRO Bank N.V., individually and as
                        Fronting Bank


                        By:
                           ------------------------------------
                        Name:
                        Title:


                        By:
                           ------------------------------------
                        Name:
                        Title:

                        FIRST UNION NATIONAL BANK


                        By:
                           ------------------------------------
                        Name:
                        Title:

                            RATIFICATION OF GUARANTY

     The undersigned guarantors hereby acknowledges and consents to the foregoing Second Amendment as of December 31, 1999, and agrees that the Guaranty dated as of September 30, 1997 from each of the undersigned in favor of the Agent and each of the Banks remains in full force and effect, and each Guarantor confirms and ratifies all of its obligations thereunder.


                                       KOLLMORGEN OVERSEAS
                                        DEVELOPMENT CORP.



                                       By:__________________________________
                                       Title:


                                       PROTO-POWER CORPORATION



                                       By:__________________________________
                                       Title: